UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 24, 2006

Date of Report

(Date of earliest event reported)

DIGITAS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29723	04-3494311
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

33 Arch Street, Boston Massachusetts 02199

(Address of principal executive offices, including zip code)

(617) 867-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement

On March 24, 2006, Digitas Inc. (the “Company”), as tenant, entered into a lease with 345 PAS Owner, LLC, as landlord, (the “Lease”) for 242,638 rentable square feet of an office building located at 345 Park Avenue South, New York, New York. The Lease commenced upon execution and has a term of 15 years and 8 months. The total aggregate base rent obligation over the term of the Lease is approximately $108 million, approximately $13 million of which will be paid in the first five years of the Lease. The building currently serves as the New York office for Digitas LLC, a wholly owned subsidiary of the Company. The Company entered into the Lease to extend Digitas LLC’s occupancy rights, since the current lease expires in March 2011, and to increase the amount of space available to it. The Lease is attached hereto as Exhibit 10.1 and incorporated by reference into this Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Agreement of Lease, made as of the 24th day of March, 2006 between 345 PAS Owner, LLC, a Delaware limited liability company, as Landlord, and Digitas Inc., a Delaware corporation, as Tenant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAS INC.

Date: March 30, 2006	/s/ Ernest W. Cloutier
Ernest W. Cloutier
Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Agreement of Lease, made as of the 24th day of March, 2006 between 345 PAS Owner, LLC, a Delaware limited liability company, as Landlord, and Digitas Inc., a Delaware corporation, as Tenant.